Exhibit 99.1

For Immediate Release:  October 1, 2007

"Clearwater, Fl - October 1, 2007 - Procyon Corporation (OTC BB - PCYN) (the "Company" ) today reported its audited earnings for the fiscal year ended June 30, 2007.

Procyon Corporation (OTC-BB:PCYN) Reports Seventeenth Consecutive Profitable Quarter

Procyon Corporation, a Florida based company (the "Company"), whose subsidiaries are Amerx Health Care Corporation - www.Amerigel.com - and Sirius Medical Supply
- www.siriusmedical.com - released its 10-KSB for its fiscal year ended June 30, 2007. The report reflects the 17th consecutive quarter and 3rd consecutive year that Procyon Corporation has posted a profit for its operations. Net sales during fiscal 2007 were approximately $2,536,577, an increase of approximately 10% over the same period one year ago. We believe that the sales increase was a result of further penetration within existing target markets. Gross profit for the year was approximately $1,936,402, reflecting an 8% increase over the prior fiscal year. Gross profit was approximately 76% of net sales for this period. Net income for fiscal 2007 increased by 46% to $498,380. This resulted in a $0.06 basic net income per common share for the fiscal year. The full report can be found in the latest 10-KSB filing made with the Securities and Exchange Commission on September 27, 2007, at www.sec.gov.

Operating expenses increased as the company purchased a new accounting system equipped to handle growth, acquired our office building which we had previously leased and sought to expand its operations by adding additional staff. Additional costs were also incurred in this reporting period to promote a new product in AmeriGel's professional line of proprietary wound and skin care products, a Post Surgical Kit. The initial response to the Post-Surgical Kit indicates that it is being well received by the health care industry and management anticipates this will be reflected in the Company's future financial results.

Company assets have more than doubled since the beginning of the fiscal year, reflected by an increase in current assets, deferred tax asset, property and equipment.

AmeriGel proprietary line of wound and skin care products are made with Oakin
(TM), proven to enhance the natural healing of wounds, reduce inflammation and prevent infection. The AmeriGel professional line of products includes the flagship AmeriGel Hydrogel Wound Dressing, AmeriGel Saturated Gauze Pads, AmeriGel Post-OP Surgical Kits, AmeriGel Care Lotion, AmeriGel Barrier Lotion and AmeriGel Wound Wash.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words "may", "will", "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the following: business conditions in the skin and wound care market and the general economy, competitive factors, changes in product mix, production delays, manufacturing capabilities, and other risks or uncertainties detailed in other of the Company's Securities and Exchange Commission filings. Additional information on these and other factors that could affect our financial results is included in our Form 10-KSB for the year ended June 30, 2006. There may be other factor not mentioned above, in the discussion below or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. The reader should not place undue reliance on any forward-looking statements. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.